UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 20, 2026
____________________________________________
Iridium Communications Inc.
(Exact name of registrant as specified in its charter)
____________________________________________

Delaware	001-33963	26-1344998
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
1676 International Drive
Suite 1100
McLean, VA 22102
(Address of principal executive offices)

703-287-7400
(Registrant’s telephone number, including area code)
____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IRDM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Amended and Restated 2015 Equity Incentive Plan

As described in Item 5.07 below, on May 20, 2026, at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Iridium Communications Inc. (the “Company”), the Company’s stockholders approved the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan (the “Amended and Restated Plan”), under which a maximum of 42,947,991 shares of common stock are reserved for issuance pursuant to stock options and other equity awards, plus shares underlying outstanding awards granted under the Iridium Communications Inc. 2012 Equity Incentive Plan that may be added to the Amended and Restated Plan’s share reserve under its terms. The Amended and Restated Plan was previously approved, subject to stockholder approval, by the Board of Directors of the Company. The Amended and Restated Plan became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the Amended and Restated Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 2, 2026 (the “Proxy Statement”) as Proposal 4, beginning on page 23, and is incorporated herein by reference. That summary and the foregoing description are qualified by reference to the text of the Amended and Restated Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held virtually on May 20, 2026. Of the 105,717,973 shares of common stock, par value $0.001 per share, outstanding as of the close of business on the record date of March 23, 2026, 85,797,450 shares, or approximately 81.2%, were present or represented by proxy at the Annual Meeting. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal 1 — Election of Directors

The following eleven directors were elected to serve for one-year terms until the 2027 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert H. Niehaus	75,648,972	1,276,853	8,871,625
Louis M. Alterman	76,540,466	385,359	8,871,625
Thomas C. Canfield	75,380,305	1,545,520	8,871,625
Matthew J. Desch	73,971,771	2,954,054	8,871,625
Thomas J. Fitzpatrick	75,914,504	1,011,321	8,871,625
L. Anthony Frazier	76,387,708	538,117	8,871,625
Suzanne E. McBride	75,051,463	1,874,362	8,871,625
Admiral Eric T. Olson (Ret.)	74,838,154	2,087,671	8,871,625
Kay N. Sears	72,615,803	4,310,022	8,871,625
Monique S. Shivanandan	76,015,050	910,775	8,871,625
Jacqueline E. Yeaney	76,299,823	626,002	8,871,625

Proposal 2 — Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

The Company’s stockholders approved Proposal 2.

For	Against	Abstained	Broker Non-Votes
66,205,295	10,109,733	610,797	8,871,625

Proposal 3 — Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

The Company’s stockholders approved Proposal 3.

For	Against	Abstained
85,605,107	105,156	87,187

Proposal 4 — Approval of the Company’s Amended and Restated 2015 Equity Incentive Plan.

The Company’s stockholders approved Proposal 4.

For	Against	Abstained	Broker Non-Votes
69,856,505	6,954,485	114,835	8,871,625

Item 7.01 Regulation FD Disclosure.

On May 20, 2026, the Board of Directors of the Company declared a cash dividend on its common stock of $0.15 per share. The dividend is payable on June 30, 2026, to stockholders of record as of June 15, 2026.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).*
* Submitted electronically with this Report in accordance with the provisions of Regulation S-T

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date:	May 20, 2026	By:	/s/ Kathleen A. Morgan
			Name:	Kathleen A. Morgan
			Title:	Chief Legal Officer